ABRAXAS PETROLEUM CORPORATION

www.abraxaspetroleum.com

Exhibit 99.2

NEWS RELEASE

Abraxas to Present at C.K. Cooper & Company’s

3rd Annual Small-Cap Oil & Gas Conference

SAN ANTONIO (Feb. 22, 2007) - Abraxas Petroleum Corporation (AMEX:ABP) is scheduled to present at C.K. Cooper & Company’s 3rd Annual Small-Cap Oil & Gas Conference to be held February 22-23, 2007 in Palm Desert, California. Robert L.G. Watson will be presenting at the event - the corresponding presentation will be posted on the Company’s website, http://www.abraxaspetroleum.com, in the Investor Relations section under Webcasts / Presentations, as this event is not being webcast.

Abraxas Petroleum Corporation is a San Antonio-based crude oil and natural gas exploitation and production company with operations in Texas and Wyoming.

Safe Harbor for forward-looking statements: Statements in this release looking forward in time involve known and unknown risks and uncertainties, which may cause Abraxas’ actual results in future periods to be materially different from any future performance suggested in this release. Such factors may include, but may not be necessarily limited to, changes in the prices received by Abraxas for crude oil and natural gas. In addition, Abraxas’ future crude oil and natural gas production is highly dependent upon Abraxas’ level of success in acquiring or finding additional reserves. Further, Abraxas operates in an industry sector where the value of securities is highly volatile and may be influenced by economic and other factors beyond Abraxas’ control. In the context of forward-looking information provided for in this release, reference is made to the discussion of risk factors detailed in Abraxas’ filing with the Securities and Exchange Commission during the past 12 months.

FOR MORE INFORMATION CONTACT:

Barbara M. Stuckey/Director of Corporate Development

Direct Telephone 210.757.9835

Main Telephone 210.490.4788

bstuckey@abraxaspetroleum.com

www.abraxaspetroleum.com

500 N. Loop 1604 East, Suite 100, San Antonio, Texas 78232

Office: 210.490.4788 Fax: 210.490.8816